Exhibit (e)(10)

Schedule A

Amended as of November 13, 2019 to add Advisor Shares of Artisan Global Discovery Fund

Fund	Share Classes	Original Effective Date	Initial Term End Date
Artisan Developing World Fund	Investor Shares Institutional Shares Advisor Shares	May 12, 2015	May 12, 2017
Artisan Global Discovery Fund	Investor Shares Institutional Shares Advisor Shares	August 18, 2017 August 18, 2017 November 13, 2019	August 18, 2019 August 18, 2019 November 13, 2021
Artisan Global Equity Fund	Investor Shares Institutional Shares	March 12, 2014 August 11, 2015	June 30, 2015 August 11, 2017
Artisan Global Opportunities Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Global Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan High Income Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014 May 10, 2016 March 12, 2014	June 30, 2015 May 10, 2018 June 30, 2015
Artisan International Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan International Small-Mid Fund	Investor Shares Advisor Shares Institutional Shares	March 12, 2014 December 4, 2018 February 9, 2016	June 30, 2015 December 4, 2020 February 9, 2018
Artisan International Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Mid Cap Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Mid Cap Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Small Cap Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014 March 12, 2014 November 29, 2016	June 30, 2015 June 30, 2016 November 29, 2018
Artisan Sustainable Emerging Markets Fund	Investor Shares Institutional Shares	March 12, 2014	June 30, 2015
Artisan Thematic Fund	Investor Shares Institutional Shares Advisor Shares	February 16, 2017 February 15, 2018 February 15, 2018	February 16, 2019 February 15, 2020 February 15, 2020
Artisan Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015

Exhibit (e)(10)

IN WITNESS WHEREOF, ARTISAN PARTNERS DISTRIBUTORS LLC and ARTISAN PARTNERS FUNDS, INC. have each caused this Schedule A to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

ARTISAN PARTNERS DISTRIBUTORS LLC

By:	/s/ Gregory K. Ramirez

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Laura E. Simpson

ACKNOWLEDGED:

ARTISAN PARTNERS LIMITED PARTNERSHIP

By:	/s/ Gregory K. Ramirez

[Schedule A to Second Amended & Restated Distribution Agreement]